Exhibit 99.1

Company Press Release

September 27, 2017	Flowers Foods (NYSE: FLO)

FLOWERS FOODS HIGHLIGHTS COMPETITIVE ADVANTAGES AND STRATEGIC

PRIORITIES FOR VALUE CREATION AT INVESTOR BRIEFING TODAY

Presentation available at www.flowersfoods.com

THOMASVILLE, Ga. – Flowers Foods, Inc. (NYSE: FLO), producer of Nature’s Own, Wonder, Tastykake, Dave’s Killer Bread, and other bakery foods, today hosted an investor briefing at the New York Stock Exchange during which it outlined its competitive advantages and strategies for future value creation. Flowers also provided an update on its operations, Project Centennial initiatives, and financial outlook.

“Flowers is well underway to transforming and thriving in the changing retail and consumer environment. Our vision is to be America’s premier baker, and our priorities are to aggressively reduce costs, invest in core brands, and capitalize on strategic growth opportunities,” commented Allen Shiver, Flowers Foods president and chief executive officer. “Flowers is well positioned in a large category that is relevant to consumers and profitable for retailers. We have built competitive advantages that provide a strong platform for continued growth. That said, the category is evolving and we intend to evolve right along with it. With Project Centennial, we are focused on driving growth in our core business, capitalizing on adjacencies, reducing costs, and making strategic investments to improve margins and profitably grow the top-line over time.”

Shiver concluded, “We are working with urgency to execute on our strategic priorities and are confident we are taking the right actions to create long-term value for our shareholders.”

Executing on Project Centennial

The company is on track to achieve cost savings associated with Project Centennial, a comprehensive, company-wide program to streamline operations, drive efficiencies, and to invest in strategic capabilities. At today’s investor briefing, Flowers provided an update on initiatives underway within each of Project Centennial’s key priorities:

•	Reinvigorate the Core

○	Investing in brands: The company expects to make incremental investments in 2018 to align its brands with today’s consumer preferences and will leverage scale and cash flows of established brands to support growth of high-potential brands.

○	Simplifying portfolio: The company is improving manufacturing efficiencies and reducing SKUs.

○	Enabling partners: The company is improving business intelligence and execution support for its independent distributor partners.

•	Capitalize on Adjacencies

○	The company is expanding its position in high-growth categories and growing share in underdeveloped segments and geographies. It is also developing new ways to create value through its disciplined M&A strategy.

•	Generate Fuel for Growth

○	The company is executing on key savings initiatives in its purchased goods and services program (PG&S) and by improving productivity through supply chain optimization (SCO).

•	Develop Leading Capabilities

○	Flowers is investing to upgrade technology and enhancing its financial planning and analysis (FP&A) function and transitioning to a new organizational structure, which is expected to be completed in fiscal 2018. The reorganization is designed to enhance individual accountability and operational efficiency, and emphasize brand growth and innovation in line with a national branded food company.

Financial Performance and Outlook

During the briefing, the company discussed its 2017 outlook with sales flat to down 1%, EPS in the range of $0.67 to $0.69 and adjusted EPS in the range of $0.85 to $0.90.1

The company also detailed gross savings targets relative to fiscal 2016 of $25 million to $30 million for fiscal 2017 and of $70 million to $80 million for fiscal 2018 from PG&S, SCO, and other cost saving initiatives. The company also outlined meaningful incremental brand investments in fiscal 2018, as well as anticipated input cost inflation in the range of $30 million to $40 million for 2018. Additionally, the company maintains its previously communicated EBITDA margin goal for fiscal 2018 of 12% to 13%.

Flowers’ long-term organic growth goal is to outperform its categories by supporting the company’s high-potential brands with innovation and marketing, while improving execution in the marketplace. In addition to organic growth, the company will continue to look at accretive acquisitions. The company is targeting long-term sales growth of 3% to 4%. Flowers remains confident in its target of realizing 250bps of EBITDA margin expansion by fiscal 2021, and expects EPS growth over the long-term in the range of 8% to 10%.

“Flowers is positioned to deliver top-tier returns to shareholders over the long-term,” said Steve Kinsey, chief financial officer and chief administrative officer. “Today, we are executing on

[1]	See non-GAAP reconciliation at the end of the press release.

a number of sound strategic priorities designed to strengthen our competitive advantages through brand growth and improving operational efficiency.”

Anticipated Third Quarter Matters Affecting Comparability

In the third quarter of fiscal 2017, the company expects the following items to impact comparability.

	Estimated Impact to Operating Income
	Q3 2017			Q3 2017 YTD
	(amounts in millions)
Gain on divestiture	$—	to	$—	$(28.9)	to	$(28.9)
Project Centennial consulting costs	7.3		7.5	32.1		32.3
Legal settlement	4.0		4.3	4.3		4.6
Voluntary separation incentive program (VSIP)	27.0		30.0	27.0		30.0
Multi-employer pension withdrawal	18.0		18.5	18.0		18.5
Lease termination costs	—		—	0.6		0.6
Winston-Salem asset impairment and closing costs (excluding amounts in VSIP)	4.5		5.0	4.5		5.0

Total	$60.8	to	$65.3	$57.6	to	$62.1

In addition, the company anticipates non-cash charges related to pension settlement charges and trademark impairments from the brand rationalization project to be recorded in Q3 2017; however, the company cannot estimate these amounts at this time.

Investor Briefing Replay and Presentation Information

The Investor Briefing webcast and podcast replay and presentation will be archived at www.flowersfoods.com. To access, click on Investor Center, select “Events and Webcasts”, and then select “Archived Webcasts.” Replay will be available approximately two hours after the event.

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of fresh packaged bakery foods in the United States with 2016 sales of $3.9 billion. Flowers operates bakeries across the country that produce a wide range of bakery products. Among the company’s top brands are Nature’s Own, Wonder, Tastykake, and Dave’s Killer Bread. Learn more at www.flowersfoods.com.

Investor Contact: J.T. Rieck (229) 227-2253	Media Contact: Paul Baltzer (229) 227-2380

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding our future financial condition, performance and results of operations, planned capital expenditures, long-term objectives of management, supply and demand, pricing trends and market forces, and integration plans and expected benefits of transactions and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to (a) competitive conditions in the baked foods industry, including promotional and price competition, (b) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (c) the success of productivity improvements and new product introductions, (d) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (e) fluctuations in commodity pricing, (f) energy and raw material costs and availability and hedging and counterparty risk, (g) our ability to fully integrate recent acquisitions into our business, (h) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value; (i) our ability to successfully implement our business strategies, including those strategies the company has initiated under Project Centennial, which may involve, among other things, the integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values, the deployment of new systems and technology and an enhanced organizational structure, (j) consolidation within the baking industry and related industries; (k) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors; (l) any existing or additional disruptions to the business due to weather or other circumstances, including government regulation or restrictions resulting therefrom; (m) increasing legal complexity and legal proceedings that we are or may become subject to; and (n) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other public disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (GAAP). However, from time to time, the company may present in its public statements, press releases and SEC filings, non-GAAP financial measures such as, EBITDA, adjusted EBITDA, adjusted EBIT, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted EBIT by segment, and adjusted EPS, adjusted selling, distribution and administrative expenses (SD&A), gross margin excluding depreciation and amortization and the ratio of net debt to adjusted EBITDA. The reconciliations attached provide reconciliations of the non-GAAP measures used in this presentation or release to the most comparable GAAP financial measure. The company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

The company defines EBITDA as earnings from continuing operations before interest, income taxes, depreciation, amortization and income attributable to non-controlling interest. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. EBITDA is used as the primary performance measure in the company’s 2014 Omnibus Equity and Incentive Compensation Plan. Furthermore, pursuant to the terms of our credit facility, EBITDA is used to determine the company’s compliance with certain financial covenants. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly depending upon accounting methods and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness.

EBITDA should not be considered an alternative to (a) income from operations or net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP.

The company defines adjusted EBITDA, adjusted EBIT, adjusted net income, adjusted EBIT by segment, and adjusted net income per diluted share, respectively, excluding the impact of asset impairment charges, acquisition-related costs, and pension plan settlements. The company believes that these measures, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of certain charges.

Net debt to EBITDA is used as a measure of financial leverage employed by the company. Gross margin excluding depreciation and amortization is used as a performance measure to provide additional transparent information regarding our results of operations on a consolidated and segment basis. Changes in depreciation and amortization are separately discussed and include depreciation and amortization for materials, supplies, labor and other production costs and operating activities.

Presentation of gross margin includes depreciation and amortization in the materials, supplies, labor and other production costs according to GAAP. Our method of presenting gross margin excludes the depreciation and amortization components, as discussed above.

The reconciliation below provides a reconciliation of the non-GAAP measure used in this release to the most comparable GAAP financial measure.

Reconciliation of Non-GAAP Financial Measure:

	Reconciliation of Earnings per Share Full Year Fiscal 2017 Guidance
	Range Estimate

Net income per diluted common share	$0.67	to	$0.69
Gain on sale of Specialty Blending	(0.09)		(0.09)
Project Centennial consulting costs	0.11		0.12
VSIP	0.08		0.09
Multi-employer pension withdrawal	0.05		0.06
Legal settlement	0.01		0.01
Plant closure and lease termination costs	0.02		0.02

Adjusted net income per diluted common share	$0.85	to	$0.90

Additionally, the company anticipates non-cash charges related to trademark impairments and pension settlement losses to be recorded in Q3 2017; however, the company cannot estimate these amounts at this time.